UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 24, 2006 2006 Annual Meeting of Shareholders

2006 Annual Meeting of Shareholders Duane Ackerman, Chairman and CEO April 24, 2006

April 24, 2006 2006 Annual Meeting of Shareholders

Safe Harbor In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect our future results and could our cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions and (v) those factors contained in the Company's periodic reports. Factors that could prevent or delay completion of the proposed merger with AT&T, could affect the future results of the merged company and could cause the merged company's actual results to differ from those expressed in the forward-looking statements include: (i) our and AT&T's ability to obtain governmental approvals of the proposed merger on the proposed terms and contemplated schedule; (ii) the failure of AT&T shareholders to approve the issuance of AT&T common shares in the merger or the failure of our shareholders to approve the merger; (iii) the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; (iv) the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC, may not be fully realized or may take longer to realize than expected; (v) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (vi) those factors contained in the preliminary proxy statement relating to the proposed merger filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information. This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations web site, www.bellsouth.com/investor.

NOTE: In connection with the proposed merger, AT&T Inc. ("AT&T") filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation ("BellSouth"), with the Securities and Exchange Commission (the "SEC") on March 31, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC's Web site ( www.sec.gov). Copies of AT&T's filings may also be obtained without charge from AT&T at AT&T's Web site ( www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth's filings may be obtained without charge from BellSouth at BellSouth's Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309. AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T's directors and executive officers is available in AT&T's 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth's directors and executive officers is available in BellSouth's 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth's proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.

Great New Day for the Industry Industry shifting Wireline to wireless Narrowband to IP broadband Communications industry is a world of possibilities More speed, simplicity and reliability

Revenue Mix $34B > 75% of Revenue from Growing Segments FY 2005 Revenues (% YoY) Cingular A&P Consumer Small Bus. Large Bus. Wholesale 2Q04 0.066 0.02 0.023 0.064 -0.021 -0.014 0.012 2.3% 6.6%1 3.2%2 6.4% -2.1% -1.4% Cingular A&P Consumer Small Bus. Large Bus ICS East 0.4 0.06 0.24 0.07 0.09 0.13 Cingular 41% Wholesale 13% Consumer 24% A&P 6% Small Bus 7% Large Bus 9% 2005 Normalized Revenues 1 Comparison to pro forma prior year amounts 2 Adjusted for Hurricane Katrina billing credits

Cingular 2005 Performance 4Q04 1Q05 2Q05 3Q05 4Q05 Subscribers 49.1 50.4 51.4 52.3 54.1 Proforma 2004 2005 Subscribers 32.3 34.4 4Q04 4Q05 Subscribers 0.234 0.31 Operating Income Before Depreciation & Amortization Service Margin % Operating Revenues $B Customers (Ms) 49.1 54.1 $32.3 $34.4 23.4% 31.0% + 5 million customers + 6.6% growth in revenues + Profit Margin improvement

Cingular - Industry Leadership Objectives #1 Growth compared to the industry Industry Leadership (by end of 2007) Profitability compared to the industry #1 Reputation with customers #1

Expanding Broadband Network Building on our strong foundation 12 to 24 mega bits1 of speed to 50% of households by end of 2007 Speed and capability to compete against cable 1 Maximum download speed 1 Maximum download speed

2003 2004 2005 Revenues 18.4 18.4 18.5 Communications Group 2005 Performance 2003 2004 2005 Subscribers 22263 21356 20037 Long Distance Customers (000s) Broadband DSL Customers (000s) Access Lines (000s) 2003 2004 2005 Subscribers 1462 2096 2882 2003 2004 2005 Subscribers 3960 6015 7179 Communications Group Revenues 22,263 21,356 20,037 1,462 2,096 2,882 3,960 6,015 7,179 $18.4 $18.4 $18.5

Advertising & Publishing 2005 Contribution + 2% + $100 million 2005 Revenue Growth 50 Markets Companion Directories Online Business Nearly $1 billion Operating Income

Commitment to Service: Hurricane Response Hurricanes tested service commitment Customers connected with calling features and alternate services Employees safe and on the job Restored service after Katrina, Rita, Wilma and many other storms over past 2 years

1Q05 1Q06 Normalized Earnings Per Share $0.45 $0.54 Normalized Revenue $8,311M $8,684M Cingular Net Adds 1.4M 1.7M DSL Net Adds 253K 263K Long Distance Net Adds 455K 179K Access Line Change -137K -238K Advert. & Pub. Revenue Growth +1.9% +3.1% 1Q 2006 Results

Strong markets and customer relationships Advanced communications network Great New Day for the Industry Strong Cingular performance Merger will benefit shareholders, customers and employees

Benefits of Proposed Merger Good for Shareholders Meaningful premium on stock price Increased dividend opportunity Ongoing ownership in new company Good for Customers Customer service Product innovation Good for Employees Work for one of the most respected companies in the world Cultures are a good fit

Special Shareholder Meetings Special Shareholder meetings expected to be held in Summer of 2006 Shareholders will be mailed a proxy prior to meetings Please vote your proxy or proxies

2006 Annual Meeting of Shareholders Duane Ackerman, Chairman and CEO April 20, 2006